United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: February 7, 2005

Commission File Number: 000-28767

Sun Oil & Gas Corp.
(Formerly Gaofeng Gold Corp.)

Nevada                 88-0403070
(Jurisdiction of Incorporation)    (I.R.S. Employer Identification No.)

1177 West Hastings Street, Suite 1750, Vancouver BC, Canada     V6E 2K3
        (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code:  (604) 683-2220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

As reported on Form 8-K in Item 1.01, filed on January 03, 2005, herein incorporated by reference, on December 30, 2004, this Issuer has finalized Participation Agreement with ORX Resources, Inc., to participate with ORX Resources in the exploration and development of the “Clovelly Prospect” and for the right and obligation to participate in the first test well drilled ( the “Initial Test Well”) on the Clovelly Prospect up to the “Casing Point” and ORX Resources agrees to transfer, assign and set over to this Issuer, it’s successors and assigns, an undivided ten percent (10%) of all of ORX’s right, title and interest in and to all oil, gas and mineral leases, farm-out agreements or other contracts currently owned by ORX Resources arising out of the production from the “Initial Test Well” within the boundaries of the Clovelly Prospect.

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The payment of $27,302.59 is due on or before March 30, 2005 and is a one-time participation fee. The fee represents approximately 10% of the costs associated with drilling the Initial Test Well, therefore, allowing this registrant to hold a 10% interest in the proceeds from the well. The total costs associated with the First Test Well are approximately $273,025.86.

If after completion of the Initial Test Well on the Clovelly Prospect up to the “Casing Point” proves that the “Initial Test Well” is a well capable of producing oil or gas in commercial quantities, the Issuer may elect, but is not obligated, and ORX Resources agrees to develop the rest of the Clovelly Prospect and all its formations at additional costs. If the Issuer elects to proceed with production beyond the “Casing Point” the Issuer is obligated to pay 10% of all the costs associated with production of the well.

Section 9 - Exhibits

Item 9.01 Exhibits.
Minutes of the Board of Directors - Exhibit A

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Sun Oil & Gas Corp.
by
Dated: February 7, 2005

 /s/ Peter G. Wilson
Peter G. Wilson
Sole Officer & Director

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EXHIBIT A

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SUN OIL & GAS, INC.
MINUTES OF THE BOARD OF DIRECTORS

On February 4, 2005 the President Peter Wilson for Sun Oil & Gas, Inc. held a meeting of its Board of Directors. The sole officer and member of the Board, Peter Wilson was present. Mr. Wilson made the following motion and accepted the following resolution.

MOTION: Mr. Wilson moves to create long term relationships with the Company’s current shareholders by issuing to each shareholder of record as of March 30, 2005, who owns 3,000 shares of common stock or more, a $20.00 Chevron Gasoline Gift Card. Mr. Wilson also moves to issue additional Chevron Gas Cards for every new gas or oil well the company successfully brings into production.

RESOLUTION: By vote of the Board of Directors for Sun Oil & Gas, Inc., it is resolved that the Company shall issue to shareholders of record as of March 30, 2005, who own 3,000 shares of common stock or more, a $20.00 Chevron Gas Card.

Signed and dated this 4th day of February, 2005

/s/Peter G. Wilson
Peter G. Wilson
President & Director
Sun Oil & Gas, Inc.

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